Exhibit 99.1

FOR IMMEDIATE RELEASE

IRONWOOD PHARMACEUTICALS PRICES

PUBLIC OFFERING OF COMMON STOCK

CAMBRIDGE, Mass., February 11, 2014 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) today announced the pricing of an underwritten public offering of 13,725,500 shares of its Class A common stock at a price of $12.75 per share to the public. All of the shares are being offered by Ironwood. The gross proceeds to Ironwood from this offering are expected to be approximately $175 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by Ironwood. The offering is expected to close on February 14, 2014, subject to the satisfaction of customary closing conditions.

Ironwood intends to use the net proceeds from this offering to support the commercialization of LINZESS® (linaclotide) in the U.S. and to fund linaclotide and other development opportunities to advance its strategy to grow a leading gastrointestinal company, in addition to general corporate purposes.

J.P. Morgan and BofA Merrill Lynch are acting as joint bookrunning managers and as representatives of the underwriters for the offering. Morgan Stanley is acting as bookrunning manager for the offering. Ladenburg Thalmann & Co. Inc. and Mizuho Securities are acting as co-managers for the offering.  Ironwood has granted the underwriters a 30-day option to purchase up to an additional 2,058,825 shares in connection with the offering.

A preliminary prospectus supplement related to the offering has been filed with the Securities and Exchange Commission (SEC) and is available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from the offices of: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone number: 866-803-9204) or from BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com.

The securities described above are being offered by Ironwood pursuant to an automatically effective shelf registration statement that was previously filed with the SEC. The press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (NASDAQ: IRWD) is focused on creating medicines that make a difference for patients, building value to earn the continued support of our fellow shareholders, and empowering our team to passionately pursue excellence. We discovered, developed and are commercializing linaclotide, which is approved in the United States and Europe. Our pipeline priorities include exploring further opportunities for linaclotide, as well as leveraging our therapeutic expertise in gastrointestinal disorders and our pharmacologic expertise in guanylate cyclases to address patient needs across the upper and lower gastrointestinal tract. Ironwood was founded in 1998 and is headquartered in Cambridge, Mass.

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements relating to Ironwood’s expectations regarding the timing and completion of the offering and use of proceeds. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to, those associated with market conditions and the satisfaction of customary closing conditions related to the offering. Applicable risks also include those that are included in Ironwood’s Annual Report on Form 10-K for the year ended December 31, 2013, in addition to the risk factors that are included from time to time in Ironwood’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings, including the prospectus supplement related to the offering to be filed with the SEC. Ironwood undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this press release. These forward-looking statements speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Media Relations

Trista Morrison, 617-374-5095

Associate Director, Corporate Communications

tmorrison@ironwoodpharma.com

or

Investor Relations

Meredith Kaya, 617-374-5082

Director, Investor Relations

mkaya@ironwoodpharma.com

SOURCE: Ironwood Pharmaceuticals, Inc.